1st Quarter 2022 Results Investor Presentation Exhibit 99.2

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate (“LIBOR”) or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Investment Rationale Historically top of peer financial results Culture of discipline – credit, liquidity, expense control, capital preservation Proven stewards of shareholder value – TBV has grown 10% annualized over past five years Experienced executive team with skills and leadership to continue to grow organically Diversified loan portfolio among geographies and product lines Diversified revenue streams with strong core bank and lines of business Strong Southeastern Markets Atlanta’s premier independent banking franchise Scarcity value in one of the fastest growing regions in nation Attractive core deposit base 65% of our franchise is in 5 MSAs, which grew 2x the national average over the last 15 years 2

1st Quarter 2022 Financial Results

1Q 2022 Operating Highlights 4 Net income of $81.7 million, or $1.17 per diluted share Adjusted net income(1) of $75.0 million, or $1.08 per diluted share Organic loan growth of $269.5 million, or 6.8% annualized (and $350.7 million, or 8.9% annualized, exclusive of PPP loans) Growth in tangible book value(1) of $0.58 per share, or 2.2%, to $26.84 at March 31, 2022, compared with $26.26 at December 31, 2021 Only $0.25 dilution, or less than 1%, in tangible book value(1) from decrease in unrealized gain on available-for-sale securities Improvement in net interest margin of 17bps, from 3.18% for 4Q21 to 3.35% this quarter Adjusted ROA(1) of 1.31% Adjusted ROTCE(1) of 16.38% Well positioned to be asset sensitive in rising rate environment Continued growth in noninterest bearing deposits, representing 40.18% of total deposits, up from 39.54% at December 31, 2021, and 38.07% a year ago Balboa Capital acquisition exceeding expectations 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights 5 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Growth rates are annualized for the applicable periods

Revenue 6 Strong revenue base of net interest income from core banking division Additional revenue provided by our diversified lines of business Balboa Capital acquisition enhances revenue profile with higher margin and additional fee income Diversified Revenue Stream Mortgage Banking Activity Purchase business increased to 78% during the quarter, closer to historical levels Revenue increased $2.2 million, or 3.6%, in 1Q22 compared with 4Q21 1Q22 included a net recovery of servicing right impairment of $9.7 million, compared with $4.5 million in 4Q21 Other Noninterest Income Gain on sale of SBA loans increased $761,000 to $2.3 million in 1Q22 compared with 4Q21 Fee income from Balboa Capital increased $2.6 million to $3.7 million in 1Q22 compared with 4Q21

Net Interest Margin 7 Average earning assets up $54.3 million, while spread income increased $5.6 million compared with 4Q21 Margin up 17bps from 4Q21: 12bps due to higher loan yield and average balances 5bps due to reduction in excess liquidity 1bp improvement in funding costs Offset by 1bp decrease from investment securities portfolio Continued focus on low cost funding mix such that noninterest bearing deposits are 40% of total deposits at quarter end Excluding accretion and PPP income, net interest income increased $13.2 million in 1Q22 compared with 4Q21: 1 - Excludes the impact of excess liquidity (average interest-bearing cash balances above $500 million) Spread Income and Margin

Expenses Adjusted Operating Expenses and Efficiency Ratio(1) OPEX Highlights 8 Total adjusted operating expenses increased $8.4 million in 1Q22 compared with 4Q21 Increase of $12.0 million in 1Q22 banking division operating expenses primarily due to: $7.1 million increase related to Balboa Capital $2.6 million seasonal increase in payroll taxes $1.2 million seasonal increase in 401(k) matching contribution expense Lines of business operating expenses decreased $3.7 million to $52.3 million in 1Q22 compared with $55.9 million in 4Q21 Decrease primarily related to $4.8 million reduction in mortgage expenses, partially offset by $1.3 million in seasonal payroll increases Disciplined expense control throughout the Company with identified cost savings utilized to fund future technology and innovation costs 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Retail Mortgage Division Details 9 Rationalization and Stabilization of Mortgage Operations: Retail mortgage originations represent 12.3% of the Company’s adjusted pre-provision, pre-tax income for 1Q22, down from 27.7% this time last year Approximately $14.5 million, or 75%, of the net interest income included in mortgage revenue is related to portfolio loans generated from mortgage division Gain on sale margins expected to stabilize within pre-pandemic historical levels (2.75% - 3.25%) Origination production expected to return to pre-pandemic levels of $5 - $7 billion in 2022 Purchase % is returning closer to normal levels Historically ran 85-90% purchase activity Two most recent quarters are 78% and 66% as refi boom is slowing Consistent purchase business due to strong core relationships with builders and realtors

Balance Sheet Trends 10 Well Positioned for rising rate environment: 3.2% asset sensitivity in +50bps 6.4% asset sensitivity in +100bps 13.1% asset sensitivity in +200bps A 25bps rate increase positively affects margin by approximately 5bps Approximately $4.7 billion, or 29%, of loans are variable rate An additional $2.4 billion, or 15%, of loans are short term fixed rate loans that reprice quickly and behave like a variable rate loan Approximately $2.9 billion of variable rate loans have no floor or are above their floor Approximately $1.8 billion of variable rate loans are below their floor, with $1.3 billion that would reprice after 54bps of rate hikes $3.5 billion of liquidity in interest bearing cash immediately reprices 25% weighted average beta for all non-maturity deposits Interest Rate Sensitivity Earning Assets Highlights Organic loan growth of $269.5 million, or 6.8% annualized, during the quarter Loans represented 82.4% of deposits and 80.0% of earnings assets at 1Q22, compared with 80.7% and 79.3%,respectively, at 4Q21 Available-for-sale securities represent less than 3% of total assets, limiting potential tangible book value dilution from rising interest rates

Strong Core Deposit Base 11 Deposit Highlights Deposit mix well positioned for future rate increases: Improved deposit mix over the past five years such that noninterest bearing deposits now represent 40.18% of total deposits, a 37% improvement from 29.33% at 1Q17 Excess liquidity of $3 billion provides ability to manage deposit costs in rising rate environment Total deposits decreased $77.1 million, or 0.4%, compared with 4Q21 As expected, seasonal public funds decreased approximately $262.6 million Noninterest-bearing deposits increased $103.9 million, or 1.4% Low cost savings deposits increased $39.3 million, or 4.1% MMDA/NOW increased $99.0 million, or 1.4% Total interest bearing deposit costs improved to 0.14% in 1Q22, compared with 0.16% in 4Q21 and 0.25% in 1Q21

Capital and TBV Proven Stewards of Shareholder Value 12 Management focused on long term growth in TBV(1), such that over the past five years TBV has grown by 10% annualized TBV increased $0.58 per share in 1Q22: $1.02 from retained earnings ($0.25) from impact of OCI ($0.19) from all other items including stock compensation and share repurchases TBV increased $1.57 per share, or 6.2%, compared with 1Q21, even with dilution from Balboa Capital in 4Q21 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Loan Diversification and Credit Quality

Diversified Loan Portfolio 1Q22 Loan Portfolio 14 Organic loan growth of 6.8% for 1Q22 Loan portfolio is well diversified across loan types and geographies C&I loans represent second-largest category of loans Balboa Capital totaled $746.0 million at 1Q22, or 4.6% of total loans, which added ~4% to this category Top 25 relationships totaled $2.1 billion, or 10.0% of total loans CRE and C&D concentrations were 289% and 69%, respectively, at 1Q22 Participations purchased ~ 1.2% of loans Remaining PPP Loans totaled $46.6 million, net of deferred fees Portfolio Highlights

Loan Growth 1Q22 Loan Balance Changes 15 1Q22 loan growth totaled $269.5 million, or 6.8% annualized Growth was primarily driven by residential mortgages and advances on construction loans. CRE growth was primarily attributable to a change from the construction category (C&D) as projects were completed during the quarter PPP loan forgiveness ($87.0 million) and Indirect amortization ($51.7 million) were headwinds to growth, but slowed during the 1Q22 as compared with prior periods

Balboa Capital Portfolio 16 Day 1 acquired loans totaled $665.8 million Total loans at 1Q22 were $746.0 million, or an annualized growth rate of 33.0% from YE21 1Q22 production totaled $131.8 million with a yield of 12.34% Average FICO score for loans originated in 1Q22 was 721 30-89 day accruing past due loans were 0.56% of total loans NCOs totaled $1.6 million in 1Q22, which equated to a 0.91% annualized NCO ratio Portfolio Highlights

Allowance for Loan Losses 17 The ALLL totaled $161.3 million at 1Q22, a net decrease of $6.3 million, or 4%, from 4Q21 The reserve for unfunded commitments totaled $42.2 million, an increase of $9.0 million, or 27.1%, from 4Q21 The ALLL for 1Q22 was driven primarily by modeled forecast losses, with less reliance on Q-factors During 1Q22, we recorded a provision expense of $6.2 million, primarily the result of an increase in the forecast modeled loss rates The ALLL equated to 1.00% of total loans, while the ACL totaled $203.5 million, or 0.96% of total loans (less PPP Loans) + unfunded commitments 1Q22 CECL Reserve Reserve Summary

NPA / Charge-Off Trend 18 Non-Performing Assets (“NPAs”) increased $9.4 million, to $111.2 million at 1Q22, primarily as a result of: $20.7 million increase in 90+ past due GNMA and portfolio mortgage loans Offset by OREO sales, collections and recoveries, which reduced NPAs by $11.3 million ~$43.3 million of total NPAs were GNMA-backed mortgage loans (39% of total), which have minimal loss exposure As a percentage of total assets, total NPAs were 0.47% Net charge-offs for 1Q22 totaled $3.6 million, which equated to an annualized NCO ratio of 0.09% Largest category of losses were CFIA loans ($1.6 million), which included Balboa Capital Non-Performing Assets Net Charge-Offs

Problem Loan Trends 19 Total classified loans increased $11.2 million, primarily the result of increased 90+ past due GNMA and portfolio mortgage loans Criticized loans (special mention + classified) decreased $16.1 million primarily the result of pay-offs and upgrades of hotel loans The largest watch list component was SFR mortgage loans at $89.4 million (37% of total), where the average balance was $153.9 thousand Nonperforming loans increased $11.2 million to $109.2 million, primarily as a result of the higher 90+ past due mortgage loans Highlights

Investor CRE Loans 20 Approximately 92% of CRE loans are concentrated within our five-state footprint

Commercial Real Estate Production 1Q22 Commercial Real Estate Production Summary: 21 1Q22 Construction and Development Loan Production Summary: 1Q22 production of C&D and CRE loans - $1.15 billion in total committed exposure Residential real estate construction: Spec/model to pre-sold ratio of 0.5:1 Total spec loans at low average loan size of $308.9 thousand Investor CRE 1Q22 production: Production totaled $744.2 million Weighted average 1.71:1 debt service coverage Weighted average 60.9% loan/value Summary of CRE production by collateral state: Highlights

Appendix

23 Reconciliation of GAAP to Non-GAAP Measures

24 Reconciliation of GAAP to Non-GAAP Measures

25 Reconciliation of GAAP to Non-GAAP Measures

Ameris Bancorp Press Release & Financial Highlights March 31, 2022